Exhibit 10.7

                      AMENDMENT TO BINDING LETTER AGREEMENT

         This Amendment to the Binding Letter Agreement (dated December 21,
2005), by and between DATAWIND Net Access Corporation ("DataWind"),a Delaware corporation, and EdgeTech Inc. ("EdgeTech"), a Florida corporation, is made as of March 8, 2006 (the "Amendment").

         For good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, and intending to be legally bound, the parties hereby agree, to amend the Binding Letter Agreement with the replacement of the first sentence of clause 4(c)

FROM:

         As to vertical markets (iv) and (v), EdgeTech shall be required to pay an aggregate one time fee of $400,000 to DataWind payable as follows: $200,000 on March 8, 2006; $100,000 on July 10, 2006; and $100,000 on October 10, 2006.

TO:

         As to vertical markets (iv) and (v), EdgeTech shall be required to pay an aggregate one time fee of $400,000 and arrange for the delivery of 50,000 shares of the restricted common stock of Edgetech, Inc., a Delaware corporation (the "Shares") to DataWind payable as follows: $50,000 on March 17, 2006 and the delivery of the Shares on or promptly following such date; $150,000 on March 31, 2006; $100,000 on July 10, 2006; and $100,000 on October 10, 2006.

Except as expressly amended herein, the Binding Letter Agreement, the quantities and deadlines set therein, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

DATAWIND NET ACCESS CORPORATION            EDGETECH INC.

By:    /s/ Suneet Tuli                     By:    /s/ Lev Parnas

Name:  Suneet Tuli                         Name:  Lev Parnas

Title: CEO                                 Title: CEO